Exhibit 99.1

GFI Group Inc. Announces Second Quarter 2012 Results;

Declares Quarterly Cash Dividend

•                  GAAP Total Revenues: $237.7 Million; Non-GAAP Total Revenues: $230.7 Million

•                  GAAP Net Revenues: $202.8 Million; Non-GAAP Net Revenues: $195.8 Million

•                  GAAP Net Income: $5.3 Million or $0.04 per Diluted Share

•                  Non-GAAP Net Income: $2.7 Million or $0.02 per Diluted Share

•                  Cash Earnings: $22.8 Million or $0.19 per Diluted Share

•                  Quarterly Cash Dividend Declared of $0.05 per Share

New York,  July 26, 2012 — GFI Group Inc. (NYSE: GFIG), a leading provider of wholesale brokerage services, clearing services, electronic execution and trading support products for global financial markets, reported today its financial results for the second quarter ended June 30, 2012.

Highlights

•                  GAAP net revenues were $202.8 million for the second quarter of 2012, a decrease of 3.6% from $210.3 million in the second quarter of 2011.  On a non-GAAP basis, net revenues decreased 7.6% to $195.8 million in the second quarter of 2012, from $212.0 million in the second quarter of 2011.

•                  Brokerage revenues for the second quarter of 2012 declined 8.2% to $175.4 million compared with $191.0 million in the second quarter of 2011.

•                  Revenues from trading software, analytics and market data products for the second quarter of 2012 were $20.5 million, up 11.2% from the second quarter of 2011.

•                  Compensation and employee benefits expense in the second quarter of 2012 was 66.9% and 68.8% of net revenues on a GAAP and non-GAAP basis, respectively. This compares with 69.8% and 69.3% of net revenues on a GAAP and non-GAAP basis, respectively, in the second quarter of 2011.

•                  Non-compensation expenses were 29.4% of net revenues on a GAAP basis and 28.9% on a non-GAAP basis in the second quarter of 2012.  This compares with 26.4% of net revenues on a GAAP basis and 25.2% on a non-GAAP basis in the second quarter of 2011.

•                  Net income for the second quarter of 2012 was $5.3 million on a GAAP basis, or $0.04 per diluted share, compared with $6.2 million, or $0.05 per diluted share, in the second quarter of 2011.  On a non-GAAP basis, net income was $2.7 million, or $0.02 per diluted share, for the second quarter of 2012, compared with $8.7 million, or $0.07 per diluted share, in the second quarter of 2011.

•                  Cash earnings for the three month period ended June 30, 2012 were $22.8 million, or $0.19 per diluted share, compared with $28.8 million, or $0.23 per diluted share, for the same period in 2011.

•                  For the six months ended June 30, 2012, GAAP net revenues were $429.5 million, down 1.9%, compared with $437.7 million for the same period in 2011.  Net income on a GAAP basis for the first half of 2012 was $10.1 million, or $0.08 per diluted share, compared to $12.9 million, or $0.10 per diluted share, in the first half of 2011.  On a non-GAAP basis, net revenues for the six months ended June 30, 2012 were $422.3 million, down 5.4%, compared with $446.5 million in the same period in 2011, while net income for the first half of 2012 was $11.1 million, or $0.09 per diluted share, compared with $22.4 million, or $0.18 per diluted share, in 2011.

Michael Gooch, Chairman and Chief Executive Officer of GFI, commented: “Trading volumes remained very subdued across asset classes and regions due to the sluggish global economy, regulatory, political and market uncertainty and the ongoing European sovereign debt crisis.  Despite the slow trading environment and lower brokerage revenues, an increasing amount of our brokerage activities were supported by proprietary electronic trading capabilities.  GFI’s subscription-based software, analytics and market data revenues continued to outpace prior year results with Trayport’s software revenues for the first half of 2012 up 20.8% over the same period in 2011.

“We remain focused on cautiously expanding GFI’s geographic, product and technology footprint and building profitable and technology enhanced businesses. We announced earlier this week a joint venture initiative in China with Thompson Reuters and SDIC Trust Co., Ltd, and plan on opening new offices in Latin America in the coming months.

“We continue to reduce GFI’s cost structure in response to market conditions as GFI’s non-GAAP compensation expense declined as a percentage of net revenue.  However, the combination of lower brokerage revenues and additional interest expense from GFI’s debt offering in July of 2011 offset the reduction in compensation expense, as non-compensation expense increased by $3.1 million on a non-GAAP basis.  Our cost reduction efforts yielded $11 million in cost savings in the first half of 2012 and we expect to save an additional $15 million in the second half of 2012 for a total of $26 million in 2012.  Moreover, we have set a goal of achieving an additional $24 million in cost savings in 2013.

“Looking at July activity to date, preliminary total revenues are tracking down approximately 9% compared with total revenues for the same month last year.  We believe that GFI’s July performance is in line with the lower volumes and revenues reported in the broader over-the-counter and exchange markets.

Mr. Gooch concluded:  “We are pleased to declare a quarterly cash dividend of $0.05 per share to GFI shareholders.”

Revenues

Net revenues were $202.8 million and $195.8 million on a GAAP and non-GAAP basis, respectively, in the second quarter of 2012, as compared with $210.3 million and $212.0 million on a GAAP and non-GAAP basis, respectively, in the second quarter of 2011. Non-GAAP net revenues in the second quarter of 2012 excluded a $1.6 million mark-to-market gain on forward hedges of future foreign currency revenues, a $5.2 million mark-to-market gain on a future purchase commitment, and a $0.2 million mark-to-market gain on equity warrants held.

Brokerage revenues in the second quarter of 2012 were $175.4 million compared with $191.0 million in the second quarter of 2011. Revenues from commodity products increased 6.6%, and fixed income, equity and financial product revenues were down 17.4%, 17.1% and 3.3%, respectively, compared with the second quarter of 2011.  By geographic region, brokerage revenues for the second quarter of 2012 declined 9.4% in EMEA, 10.6% in Asia-Pacific and 5.9% in the Americas, as compared with the same quarter of 2011.

Revenues from trading software, analytics and market data products for the second quarter of 2012 were $20.5 million, up 11.2% from the second quarter of 2011.

Expenses

For the second quarter of 2012, compensation and employee benefits expense was $135.7 million on a GAAP basis and $134.7 million on a non-GAAP basis. This compares with $146.8 million on a GAAP and non-GAAP basis in the second quarter of 2011.  Compensation and employee benefits expense was 66.9% and 68.8% of net revenues on a GAAP and non-GAAP basis, respectively, in the second quarter of 2012 compared with 69.8% and 69.3% of net revenues on a GAAP and non-GAAP basis, respectively, in the second quarter of 2011.

On a GAAP basis, non-compensation expenses for the second quarter of 2012 were $59.5 million, or 29.4% of net revenues, compared with $55.6 million, or 26.4% of net revenues, in the second quarter of 2011.  On a non-GAAP basis, non-compensation expenses for the second quarter of 2012 were $56.6 million, or 28.9% of net revenues, compared with $53.5 million, or 25.2% of net revenues, in the second quarter of 2011.  The higher non-compensation expenses year over year were primarily due to increased interest expenses relating to GFI’s $250 million senior note offering completed in July of 2011.

The effective tax rate for the first six months of 2012 was 33.0% on a GAAP basis, and 36.0% on a non-GAAP basis, as compared with 26.0% and 28.5% on a GAAP and non-GAAP basis, respectively, in the first six months of 2011.  For calendar year 2011, GFI’s effective tax rate was 39.0% on a non-GAAP basis.

Earnings

Net income on a GAAP basis for the second quarter of 2012 was $5.3 million, or $0.04 per diluted share, compared with net income of $6.2 million, or $0.05 per diluted share, in the second quarter of 2011.  On a non-GAAP basis, net income for the second quarter of 2012 was $2.7 million, or $0.02 per diluted share, compared with $8.7 million, or $0.07 per diluted share, for the second quarter of 2011.

Six Month Results

Net revenues for the six months ended June 30, 2012 were $429.5 million on a GAAP basis, compared to net revenues of $437.7 million for the six months ended June 30, 2011.  Net income was $10.1 million on a GAAP basis, or $0.08 per diluted share, for the six months ended June 30, 2012 compared with net income of $12.9 million, or $0.10 per diluted share, for the same period in 2011.  On a non-GAAP basis, net revenues for the six months ended June 30, 2012 were $422.3 million compared to $446.5 million for the same period in 2011.  Non-GAAP net income was $11.1 million, or $0.09 per diluted share, for the six months ended June 30, 2012 compared with net income of $22.4 million, or $0.18 per diluted share, for the first six months of 2011.

Dividend Declaration

The Board of Directors of GFI has declared a quarterly cash dividend of $0.05 per share payable on August 31, 2012 to shareholders of record as of August 17, 2012.

Non-GAAP Financial Measures

To supplement GFI’s unaudited financial statements presented in accordance with GAAP, the Company uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies.  In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by GFI include non-GAAP total revenues, non-GAAP net revenues, non-GAAP net income, non-GAAP diluted earnings per share, cash earnings and cash earnings per share. These non-GAAP financial measures currently exclude from the Company’s statement of income amortization of acquired intangibles and certain other items that management views as non-operating, non-recurring or non-cash as detailed in the reconciliation included in the financial tables attached to this release.

In addition, GFI may consider whether other significant non-operating, non-recurring or non-cash items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.  The non-GAAP financial measures also take into account estimated adjustments to income tax expense with respect to the excluded items.

GFI believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook. GFI’s management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items GFI excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude amortization of acquired intangibles because when analyzing the operating performance of an acquired business, GFI’s management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity, as compared to the purchase price paid) without taking into consideration any charges for allocations made for accounting purposes. Further, because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets, when analyzing the operating performance of an acquisition in subsequent periods, the Company’s management excludes the GAAP impact of acquired intangible assets on its financial results. GFI believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

A reconciliation of these non-GAAP financial measures to GAAP is included in the financial tables attached to this release.

Conference Call

GFI has scheduled an investor conference call to discuss its second quarter results at 8:30 a.m. (Eastern Time) on Friday, July 27, 2012. Those wishing to listen to the live conference call via telephone should dial 1-800-860-2442 in North America and +1-412-858-4600 outside of North America, and ask for “GFI”.

A live audio web cast of the conference call will be available on the Investor Relations section of GFI’s Website. For web cast registration information, please visit: http://www.gfigroup.com. Following the conference call, an archived recording will be available.

Supplementary Financial Information

GFI has posted details of its historical monthly brokerage revenues on the Investor Relations page of its web site under the heading Supplementary Financial Information. The Company currently plans to post this information quarterly in conjunction with its announcement of earnings, but does not undertake a responsibility to continue to provide or update such information.

About GFI Group Inc.

GFI Group Inc. (NYSE: “GFIG”) is a leading provider of wholesale brokerage services, clearing services, electronic execution and trading support products for global financial markets. GFI Group Inc. provides brokerage services, market data, trading platform and analytics software products to institutional clients in markets for a range of fixed income, financial, equity and commodity instruments.

Headquartered in New York, GFI was founded in 1987 and employs more than 2,100 people with additional offices in London, Paris, Nyon, Hong Kong, Seoul, Singapore, Sydney, Cape Town, Santiago, Bogota, Buenos Aires, Dubai, Dublin, Tel Aviv, Los Angeles and Sugar Land (TX). GFI Group Inc. provides services and products to over 2,600 institutional clients, including leading investment and commercial banks, corporations, insurance companies and hedge funds. Its brands include GFISM, GFInet®, CreditMatch®, GFI ForexMatch®, EnergyMatch®, FENICS®, Starsupply®, Amerex®, Trayport® and Kyte®.

Forward-looking Statement

Certain matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “might,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of GFI Group Inc. (the “Company”) and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: economic, political and market factors affecting trading volumes; securities prices or demand for the Company’s brokerage services; competition from current and new competitors; the Company’s ability to attract and retain key personnel, including highly-qualified brokerage personnel; the Company’s ability to identify and develop new products and markets; changes in laws and regulations governing the Company’s business and operations or permissible activities; the Company’s ability to manage its international operations; financial difficulties experienced by the Company’s customers or key participants in the markets in which the Company focuses its brokerage services; the Company’s ability to keep up with technological changes; uncertainties relating to litigation and the Company’s ability to assess and integrate acquisition prospects. Further information about factors that could affect the Company’s financial and other results is included in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contacts:

Christopher Giancarlo

Executive Vice President

investorinfo@gfigroup.com

Chris Ann Casaburri

Investor Relations Manager

212-968-4167

chris.casaburri@gfigroup.com

Media Contact:

Patricia Gutierrez

Vice President - Public Relations

212-968-2964

patricia.gutierrez@gfigroup.com

- FINANCIAL TABLES FOLLOW -

GFI Group Inc. and Subsidiaries

Consolidated Statements of Operations (unaudited)

(In thousands except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenues
Agency commissions	$123,457	$136,513	$268,037	$283,996
Principal transactions	51,964	54,475	114,552	124,962
Total brokerage revenues	175,421	190,988	382,589	408,958
Clearing services revenues	29,635	27,680	57,762	55,350
Interest income from clearing services	382	670	903	1,012
Equity in net earnings of unconsolidated businesses	2,478	4,757	3,898	5,683
Software, analytics and market data	20,468	18,403	40,467	35,491
Other income (loss)	9,346	1,233	12,286	(1,313)
Total revenues	237,730	243,731	497,905	505,181

Interest and transaction-based expenses
Transaction fees on clearing services	28,606	26,752	55,568	53,821
Transaction fees on brokerage services	6,153	6,079	12,278	12,684
Interest expense from clearing services	158	617	598	943
Total interest and transaction-based expenses	34,917	33,448	68,444	67,448
Revenues, net of interest and transaction-based expenses	202,813	210,283	429,461	437,733

Expenses
Compensation and employee benefits	135,650	146,839	291,428	306,320
Communications and market data	15,694	15,106	31,360	30,177
Travel and promotion	9,285	10,198	19,374	20,401
Rent and occupancy	6,884	5,988	13,676	11,861
Depreciation and amortization	9,108	9,801	18,256	19,675
Professional fees	5,377	5,672	11,545	12,775
Interest on borrowings	6,527	3,276	13,342	6,212
Other expenses	6,671	5,573	15,144	12,206
Total other expenses	195,196	202,453	414,125	419,627

Income before provision for income taxes	7,617	7,830	15,336	18,106

Provision for income taxes	2,282	2,036	5,061	4,708

Net income before attribution to non-controlling shareholders	5,335	5,794	10,275	13,398

Less: Net income (loss) attributable to non-controlling interests	15	(357)	163	501
GFI’s net income	$5,320	$6,151	$10,112	$12,897

Basic earnings per share	$0.05	$0.05	$0.09	$0.11
Diluted earnings per share	$0.04	$0.05	$0.08	$0.10

Weighted average shares outstanding - basic	117,186,760	120,341,423	116,342,469	119,935,282

Weighted average shares outstanding - diluted	122,978,459	127,559,237	124,164,300	127,882,378

GFI Group Inc. and Subsidiaries

Consolidated Statements of Operations (unaudited)

As a Percentage of Net Revenues

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenues
Agency commissions	60.9%	64.9%	62.4%	64.9%
Principal transactions	25.6%	25.9%	26.7%	28.5%
Total brokerage revenues	86.5%	90.8%	89.1%	93.4%
Clearing services revenues	14.6%	13.2%	13.4%	12.7%
Interest income from clearing services	0.2%	0.3%	0.2%	0.2%
Equity in net earnings of unconsolidated businesses	1.2%	2.3%	0.9%	1.3%
Software, analytics and market data	10.1%	8.7%	9.4%	8.1%
Other income (loss)	4.6%	0.6%	2.9%	-0.3%
Total revenues	117.2%	115.9%	115.9%	115.4%

Interest and transaction-based expenses
Transaction fees on clearing services	14.1%	12.7%	12.9%	12.3%
Transaction fees on brokerage services	3.0%	2.9%	2.9%	2.9%
Interest expense from clearing services	0.1%	0.3%	0.1%	0.2%
Total interest and transaction-based expenses	17.2%	15.9%	15.9%	15.4%
Revenues, net of interest and transaction-based expenses	100.0%	100.0%	100.0%	100.0%

Expenses
Compensation and employee benefits	66.9%	69.8%	67.9%	70.0%
Communications and market data	7.7%	7.2%	7.3%	6.9%
Travel and promotion	4.6%	4.8%	4.5%	4.7%
Rent and occupancy	3.4%	2.8%	3.2%	2.7%
Depreciation and amortization	4.5%	4.7%	4.2%	4.5%
Professional fees	2.7%	2.7%	2.7%	2.9%
Interest on borrowings	3.2%	1.6%	3.1%	1.4%
Other expenses	3.3%	2.7%	3.5%	2.8%
Total other expenses	96.3%	96.3%	96.4%	95.9%

Income before provision for income taxes	3.7%	3.7%	3.6%	4.1%

Provision for income taxes	1.1%	1.0%	1.2%	1.1%

Net income before attribution to non-controlling shareholders	2.6%	2.7%	2.4%	3.0%

Less: Net income (loss) attributable to non-controlling interests	0.0%	-0.2%	0.0%	0.1%
GFI’s net income	2.6%	2.9%	2.4%	2.9%

GFI Group Inc. and Subsidiaries

Selected Financial Data (unaudited)

(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Brokerage Revenues by Product Categories:
Fixed Income	$43,904	$53,184	$105,415	$124,691
Financial	47,977	49,597	98,132	98,102
Equity	36,645	44,205	74,178	92,362
Commodity	46,895	44,002	104,864	93,803

Total brokerage revenues	$175,421	$190,988	$382,589	$408,958

Brokerage Revenues by Geographic Region:
Americas	$71,130	$75,584	$153,206	$152,605
Europe, Middle East, and Africa	84,408	93,170	187,016	205,062
Asia-Pacific	19,883	22,234	42,367	51,291

Total brokerage revenues	$175,421	$190,988	$382,589	$408,958

	June 30,	December 31,
	2012	2011

Consolidated Statement of Financial Condition Data:
Cash and cash equivalents	$207,784	$245,879
Cash held at clearing organizations, net of customer cash (1)	45,722	41,646
GFI’s total balance sheet cash	253,506	287,525
Balance sheet cash per share	2.13	2.45

Total assets (2)	1,644,027	1,190,549
Total debt	250,000	250,000
Stockholders’ equity	448,934	447,212

Selected Statistical Data:
Brokerage personnel headcount (3)	1,238	1,271
Employees	2,143	2,176
Broker productivity for the period (4)	$141	$136

(1)                                  In the Company’s earnings release for the first quarter of 2012, the Company reported cash held at clearing organizations, net of customer cash as $60.0 million. This amount was determined not to be correct after revising certain estimates. At March 31, 2012, the Company’s revised estimate of cash held at clearing organizations, net of customer cash was $50.9 million.

(2)                                  Total assets include receivables from brokers, dealers and clearing organizations of $713.7 million and $217.9 million at June 30, 2012 and December 31, 2011, respectively. These receivables primarily represent securities transactions entered into in connection with our matched principal business which have not settled as of their stated settlement dates, as well as balances with clearing organizations. These receivables are substantially offset by corresponding payables to brokers, dealers and clearing organizations, as well as to clearing customers, for these unsettled transactions.

(3)                                  Brokerage personnel headcount includes brokers, traders, trainees and clerks.

(4)                                  Broker productivity is calculated as brokerage revenues divided by average monthly brokerage personnel headcount for the quarter.

GFI Group Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

(In thousands except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

GAAP revenues	$237,730	$243,731	$497,905	$505,181
Mark-to-market (gain) loss on forward hedges of future foreign currency revenues	(1,625)	1,496	(321)	5,936
Fair value mark-to-market (gain) loss on future purchase commitment	(5,190)	832	(7,017)	1,563
Fair value mark-to-market (gain) loss on warrants on investee shares	(188)	—	128	—
Accounting impact of increased ownership stake in an investee	—	—	—	1,863
Recovery of previously reserved balances	—	(609)	—	(609)
Total Non-GAAP Revenues	230,727	245,450	490,695	513,934

GAAP interest and transaction-based expenses	34,917	33,448	68,444	67,448

Non-GAAP revenues, net of interest and transaction based expenses	195,810	212,002	422,251	446,486

GAAP other expenses	195,196	202,453	414,125	419,627
Amortization of intangibles	(2,934)	(3,073)	(5,840)	(6,105)
Closure of certain desks in Asia	(941)	—	(941)	—
Writedown of available for sale securities	—	—	(2,700)	—
Gain on settlement of pre-acquisition receivable	—	942	—	942
Non-GAAP other expenses	191,321	200,322	404,644	414,464

Non-GAAP pre-tax income	4,489	11,680	17,607	32,022

Income tax impact on Non-GAAP items	(534)	1,293	1,278	4,418
Non-GAAP provision for income taxes	1,748	3,329	6,339	9,126

Less: Net income (loss) attributable to non-controlling interests	15	(357)	163	501

GFI’s Non-GAAP net income	$2,726	$8,708	$11,105	$22,395

Non-GAAP diluted net income per share	$0.02	$0.07	$0.09	$0.18

Pre-tax adjustments to arrive at cash earnings
Amortization of RSUs	7,830	7,917	16,882	15,409
Amortization of cash sign-on and retention bonuses	6,041	5,496	12,636	11,494
Depreciation and other amortization	6,174	6,728	12,416	13,570
Total pre-tax adjustments to cash earnings	20,045	20,141	41,934	40,473

Non-GAAP pre-tax cash earnings from ongoing operations	24,534	31,821	59,541	72,495

Non-GAAP provision for income taxes	1,748	3,329	6,339	9,126

Less: Net income (loss) attributable to non-controlling interests	15	(357)	163	501

GFI’s Non-GAAP net cash earnings from ongoing operations	$22,771	$28,849	$53,039	$62,868

Non-GAAP cash earnings per share	$0.19	$0.23	$0.43	$0.49

Weighted average shares outstanding - diluted	122,978,459	127,559,237	124,164,300	127,882,378

GFI Group Inc.

Adjusted EBITDA

($ in ‘000’s, except share and per share amounts)	2Q11	3Q11	4Q11	1Q12	2Q12	Last twelve months (LTM)

Net income (loss) per U.S. GAAP before attribution to non-controlling interests	$5,794	$6,122	$(22,085)	$4,940	$5,335

Plus: Net loss (income) attributable to non-controlling interests	357	(57)	(58)	(148)	(15)
GFI’s net income (loss)	6,151	6,065	(22,143)	4,792	5,320

Plus: Extraordinary and other non-recurring items (i.e., non-GAAP adjustments)	3,850	8,325	22,149	5,399	(3,128)

Plus: Interest expense	3,893	6,499	8,008	7,255	6,685

Less: Interest income	(1,090)	(996)	(835)	(680)	(622)

Plus: Income tax expense (benefit)	2,036	2,884	(4,945)	2,779	2,282

Plus: Depreciation and amortization expense (excluding intangibles)	6,728	6,860	6,302	6,242	6,174

Plus: Amortization of RSUs	7,917	7,777	7,645	9,052	7,830

Plus: Amortization of cash sign-on bonuses	5,496	5,803	5,984	6,595	6,041

Adjusted EBITDA	$34,981	$43,217	$22,165	$41,434	$30,582	$137,398

Weighted average shares outstanding - diluted						124,164,300

Adjusted EBITDA per share (pre-tax)						$1.11